UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 24, 2018

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2018, the Board of Directors (the “Board”) of Rockwell Medical, Inc. (the “Company”) voted to terminate the employment of Thomas Klema as Vice President, Chief Financial Officer, Secretary and Treasurer, effective immediately.  Mr. Klema had been serving as the Company’s principal financial and accounting officer.

On May 25, 2018, the Board, acting through its Special Transition Committee, appointed David Kull as the Company’s principal accounting officer.  Mr. Kull, aged 51, has served as the Company’s Controller since 2007.  Mr. Kull is a certified public accountant.  In connection with his appointment in this role, Mr. Kull will continue to serve as Controller of the Company and will continue to oversee the Company’s accounting department and the preparation of the Company’s financial statements.

Item 8.01              Other Events.

On May 25, 2018, the Circuit Court for Oakland County (the “Court”) issued a Stipulated Order as a result of the Company filing a request for declaratory relief and a temporary restraining order against Robert Chioini and Thomas Klema on May 23, 2018.  The Court, based upon the agreement of the parties, entered an order that for 21 days, Mr. Chioini and Mr. Klema cannot (i) enter the Company’s facilities; (ii) contact the Company’s employees; (iii) hold themselves out to the public as officers of the Company; (iv) file any documents with the Securities and Exchange Commission or any other regulatory body, on behalf of the Company; (v) issue any press releases, or other communications, on behalf of the Company; and (vi) have any contact with any customer or vendor of the Company, on behalf of the Company.

The Court also ordered the parties to engage in mediation during this 21-day period in an effort to resolve the underlying matter.  The Court also requested the Board to refrain from making any material decisions regarding the matter without first addressing such decisions to the Court.  The foregoing summary does not purport to be a complete description of the Court Order and is qualified in its entirety by reference to the full text of the Court Order, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Effective May 25, 2018 and on the opening of trading on the Nasdaq Global Market, the Company’s common stock resumed trading under the symbol “RMTI.”

On May 24, 2018, the Company issued a press release updating our shareholders with respect to certain actions taken since the termination of Mr. Chioini. Attached hereto as Exhibit 99.2 and incorporated herein by reference, is a copy of the press release.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.          The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Court Order, dated May 25, 2018.

99.2	Press Release, dated May 24, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: May 25, 2018	By:	/s/ Benjamin Wolin
Benjamin Wolin
Chairman of the Board